UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

OP BANCORP

(Exact name of registrant as specified in its charter)

California	001-38437	81-3114676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Wilshire Blvd., Suite 500, Los Angeles, CA	90017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 892-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	OPBK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 2.02.	Results of Operations and Financial Condition

On July 22, 2021, OP Bancorp, (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2021. The press release and presentation slides are furnished as Exhibits 99.1 and 99.2, respectively.

The information in the preceding paragraph, as well as Exhibits 99.1 and 99.2 referenced therein, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01.	Other Events

On July 22, 2021, the Company also announced that its Board of Directors approved an increase to the Company’s quarterly cash dividend to $0.10 per common share from $0.07 per common share . The cash dividend is payable on or about August 19, 2021 to all shareholders of record as of the close of business on August 5, 2021.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits.

99.1	Press Release of OP Bancorp, issued July 22, 2021, announcing financial results for the second quarter of 2021.

99.2	Earnings Presentation, 2021 Second Quarter

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OP Bancorp

Dated: July 23, 2021	By:	/s/ Christine Oh
Christine Oh
Executive Vice President and
Chief Financial Officer

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